UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2016 (August 2, 2016)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On August 2, 2016, Magellan Petroleum Corporation, a Delaware corporation (“Magellan”), Tellurian Investments Inc., a Delaware corporation (“Tellurian”), and River Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Magellan (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, each outstanding share of common stock, par value $0.001 per share, of Tellurian will be exchanged for 1.300 shares of common stock, par value $0.01 per share, of Magellan, and Merger Sub will merge with and into Tellurian (the “Merger”), with Tellurian continuing as the surviving corporation and a direct wholly owned subsidiary of Magellan.
The Merger Agreement and the Merger have been approved by the board of directors of Magellan (the “Board”). Stockholders of Magellan will be asked to vote on the approval of the Merger and the transactions contemplated by the Merger Agreement at a special meeting that will be held on a date to be announced. The Board has recommended that Magellan’s stockholders approve the Merger.
In addition to the approval of the foregoing matters by the stockholders, the closing of the Merger is subject to customary closing conditions, including, among others, (i) the receipt of Magellan and Tellurian stockholder approval; (ii) the accuracy of each party’s representations and warranties contained in the Merger Agreement and each party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects; (iii) all directors and officers of Magellan and each Magellan subsidiary shall have resigned, except for any person(s) that might be designated by Tellurian; (iv) a registration statement on Form S-4, to register the Magellan shares to be issued in the merger, including a related prospectus, shall have been declared effective by the U.S. Securities and Exchange Commission (the “SEC”); and (v) shares of Magellan common stock to be issued in the Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance.
Magellan and Tellurian have made customary representations and warranties in the Merger Agreement for a transaction of this nature. Some of Magellan’s representations and warranties are qualified by reference to materiality or Material Adverse Effect, as that term is defined in the Merger Agreement. The representations and warranties of the parties do not survive termination of the Merger Agreement or closing of the Merger. The assertions embodied in the representations and warranties were made solely for purposes of the Merger Agreement between Magellan and Tellurian and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms. Moreover, some of those representations and warranties were made as of a specific date, are subject to a contractual standard of materiality different from those generally applicable to stockholders and that have been used for the purpose of allocating risk between Magellan and Tellurian rather than establishing matters as facts. Magellan’s stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of Magellan, Tellurian or any of their respective subsidiaries or affiliates.
In addition, Magellan has agreed to certain covenants in the Merger Agreement, including, among other items, (i) to conduct its business in the ordinary course; (ii) subject to certain exceptions, to hold a meeting of its stockholders to consider approval of the Merger and the transactions contemplated by the Merger Agreement; and (iii) subject to certain exceptions, for its Board to recommend to Magellan’s stockholders that they approve the Merger Agreement and the transactions contemplated therein.
The Merger Agreement also contains a non-solicitation provision pursuant to which Magellan may not, directly or indirectly, take certain actions to negotiate or otherwise facilitate an “Alternative Proposal,” a term generally defined as an inquiry, proposal or offer relating to a business combination with or acquisition of the assets of Magellan by a person or entity other than Tellurian. Magellan’s non-solicitation obligations are qualified by “fiduciary out” provisions which provide that Magellan may take certain otherwise prohibited actions with respect to an unsolicited Alternative Proposal if the Board determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties and certain other requirements are satisfied.
The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with receipt of a "Superior Proposal," as such term is defined in the Merger Agreement. In connection with the termination of the Merger Agreement in the event of a Superior Proposal, a breach by Magellan of the non-solicitation provision noted above, or following a change by the Board of its recommendation to stockholders, Magellan will be required to pay to Tellurian a termination fee for any and all third-party transaction fees and expenses incurred by Tellurian with the drafting, negotiation, execution and delivery of the Merger Agreement and related documents (including fees and expenses for attorneys, accountants and other advisors), subject to a maximum of $1,000,000 in the aggregate. A termination fee may also be payable in some circumstances in which an Alternative Proposal is made, the transaction fails to close and Magellan subsequently agrees to an Alternative Proposal. If the Merger Agreement is terminated by either party as a result of the failure to obtain the requisite approval by Tellurian stockholders, or by Magellan because Tellurian does not use commercially reasonable efforts to secure the approval for listing the Magellan shares of common stock to be issued in the Merger, then Tellurian will be required to pay to Magellan a reverse termination fee of $1,000,000.
The foregoing description of the Merger Agreement is qualified in its entirety by the terms of the agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Additional Information
Magellan intends to prepare and file with the SEC a proxy statement and a form of proxy relating to Magellan’s meeting of stockholders to be held to approve the Merger. In addition, Magellan intends to prepare and file with the SEC a registration statement on Form S-4, which will include Magellan’s proxy statement and also constitute Magellan’s prospectus in connection with the proposed Merger. Magellan will mail a definitive proxy statement/prospectus and related materials to its stockholders. Magellan’s stockholders and other interested persons are advised to read, when available, the proxy statement/prospectus in connection with Magellan’s solicitation of proxies for its special meeting of stockholders to be held to approve the Merger because the proxy statement/prospectus will contain important information about Magellan and the proposed Merger. The proxy statement/prospectus will be mailed to Magellan’s stockholders as of a record date to be established for voting on the Merger. Stockholders of Tellurian will also be able to obtain copies of the proxy statement/information statement, without charge, once available, at the SEC’s Internet site at www.sec.gov.
Participants in the Solicitation
Magellan, Tellurian, and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from the companies’ stockholders in connection with the Merger. Stockholders are urged to carefully read the proxy statement regarding the Merger when it becomes available because it will contain important information. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the companies’ stockholders in connection with the merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Magellan’s executive officers and directors in its definitive proxy statement filed with the SEC on June 6, 2016. You can obtain free copies of these and other documents containing relevant information at the SEC’s website at www.sec.gov or by contacting Magellan by mail at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203, or by telephone at (720) 484-2400.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Departure of Directors or Certain Officers.
Pursuant to the Merger Agreement, on or prior to closing of the Merger, each of J. Robinson West, Brendan S. MacMillan, Ronald P. Pettirossi and J. Thomas Wilson will resign from the Magellan Board and Mr. Wilson will resign as Magellan’s President and Chief Executive Officer.

Item 8.01	Other Events.
On August 3, 2016, Magellan issued a press release relating to the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 2, 2016, by and among Magellan Petroleum Corporation, Tellurian Investments Inc., and River Merger Sub, Inc.
99.1	Press Release, dated as of August 3, 2016

* Pursuant to Item 6.01(b)(2) of Regulation S-K, Magellan has omitted certain schedules to the exhibit. Magellan agrees to supplementally furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

August 3, 2016